MEDYTOX SOLUTIONS INC.

STAND-ALONE OPTION GRANT AGREEMENT

DIRECTORS

THIS STAND-ALONE OPTION GRANT AGREEMENT (this “Agreement”) effective as of the 19th day of April, 2013 (the “Option Date”) by and between Medytox Solutions, Inc., a Nevada corporation (the “Company”), and Christopher E. Diamantis (the “Optionee”).  Capitalized terms used but not defined herein are defined in Appendix A attached hereto, which is incorporated into and is made part of this Agreement.

1.

Grant of Option.  This Agreement evidences the Company’s grant to the Optionee of the following right and option to purchase shares of Company Common Stock ("Option Shares"), subject to and on the terms and conditions set forth herein:

 (a)

One Hundred Thousand (100,000) shares (“Option Class A”) of Company Common Stock, at an exercise price equal to $2.50 per Option Share. Option Class A may be exercised, in whole or in part, at any time during the 48-month period commencing on April 19, 2013  provided that the Optionee is a member of the Board at the time of exercise.

(b)

Fifty Thousand (50,000) shares (“Option Class B”) of Company Common Stock, at an exercise price equal to $2.50 per Option Share. Option Class B may be exercised, in whole or in part, at any time during the 36-month period commencing on April 19, 2014  provided that the Optionee is a member of the Board at the time of exercise.

(c)

One Hundred Thousand (100,000) shares (“Option  Class C”) of Company Common Stock, at an exercise price equal to $5.00 per Option Share. Option Class C may be exercised, in whole or in part, at any time during the 48-month period commencing on April 19, 2013  provided that the Optionee is a member of the Board at the time of exercise.

(d)

Fifty Thousand (50,000) shares (“Option  Class D”) of Company Common Stock, at an exercise price equal to $5.00 per Option Share. Option Class D may be exercised, in whole or in part, at any time during the 36-month period commencing on April 19, 2014 provided that the Optionee is a member of the Board at the time of exercise.

2.

Method of Exercise of Option and Option Period.  The Option to the extent then exercisable may be exercised in whole or in part by giving written notice to the Company, in the form approved by the Company, specifying the class of Options and the number of Option Shares to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or any other consideration as may be acceptable to the Company in its sole and absolute discretion.

3.

Tax Withholding.  The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant, vesting or exercise of an Option, including, but not limited to: (i) the withholding of delivery of shares of Company Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) an Optionee may elect, subject to the approval in advance by the Company, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold shares of Company Common Stock that would otherwise be transferred to Optionee having a fair market value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction, provided that such election is made in writing and signed by the Optionee; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Optionee to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

4.

No Transferability; Limited Exception to Transfer Restrictions.  The Option is not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.  The Company, in its sole discretion, may permit a transfer of the Option in whole or in part to (a) a trust for the benefit of the Optionee, (b) a member of the Optionee’s immediate family (or a trust for his or her benefit) or (c) pursuant to a domestic relations order.  Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, the Option in whole or in part contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

5.

No Rights as Service Provider.  Nothing contained in this Agreement shall confer upon the Optionee any right to continue in the employ or other service of the Company or any of its subsidiaries, nor constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change the Optionee’s compensation or other benefits or to terminate the employment or other service of the Optionee, with or without cause; provided, however, that nothing contained in this Agreement shall adversely affect any independent contractual right of the Optionee.

6.

Regulations.  This Agreement, the grant and exercise of the Option hereunder and the obligation of the Company to issue Option Shares under the Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.  Additionally, notwithstanding any other provision in this Agreement, the Option may not be exercised in whole or in part unless and until the Option Shares to be issued upon the exercise thereof have been registered under the Securities Act of 1933, as amended, and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States.  The Company shall not be under any obligation to register under applicable federal or state securities laws any Option Shares to be issued upon the exercise of the Option granted hereunder in order to permit the exercise of the Option in whole or in part and the issuance and sale of Option Shares subject to the Option, although the Company may in its sole discretion register Option Shares at such time as the Company shall determine.  If the

Company chooses to comply with such an exemption from registration, the Option Shares to be issued upon the exercise of the Option may, at the direction of the Company, bear an appropriate restrictive legend restricting the transfer or pledge of the Option Shares represented thereby including, without limitation, those restrictive legends set forth in Section 7.  Further, the Company may give appropriate stop transfer instructions with respect to the Option Shares to the Company’s transfer agent.

7.

Legends.  All certificates representing the Option Shares shall, when applicable, have endorsed thereon the following legends:

 “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION OR QUALIFICATION THEREOF UNDER SUCH ACT AND SUCH APPLICABLE STATE OR OTHER JURISDICTION’S SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.”

8.

Adjustment and Termination upon Certain Events.

8.1

Adjustments.  If following the Option Date, there shall be any reclassification, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Company Common Stock or other securities of the Company, or there shall occur any similar, unusual or extraordinary transaction or event in respect of the Company Common Stock, then the Company shall, in such manner and to such extent (if any) as it in its discretion deems appropriate and equitable proportionately adjust any or all of (i) the number, percentage and/or type of Company Common Stock (or other securities) which are the subject of the Option and/or, (ii)  the purchase, or exercise price of the Option Shares pursuant to the Option.  For purposes of this Agreement, the term Company Common Stock shall include any instrument or security which Company Common Stock may be converted to or exchanged for under this Agreement.

8.2

Sale of the Company.  Upon the occurrence of a Sale of the Company, the Company may provide: (i) that the Option shall terminate, provided that Optionee shall have the right, at the time of such Sale of the Company and during such reasonable period as the Company in its sole discretion shall determine and designate, to exercise the Option to the extent then exercisable; (ii) that the Option shall terminate, provided that Optionee shall be entitled to a cash payment equal to the Sale of the Company Price with respect to Company Common Stock subject to the then exercisable Option less the applicable exercise price; and (iii) any combination of the foregoing.

9.

Termination of Board Membership.

9.1

Termination by Death or by Reason of Disability.  Unless otherwise determined by the Company in its sole discretion, if the Optionee’s membership on the Board terminates due to death or Disability, the Option may thereafter be exercised, to the extent exercisable at the time of such termination (including by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, to the extent applicable), for a period of 180 days after the date of such termination or until the expiration of the term of the Option as provided under Section 1 of this Agreement, whichever period is shorter.

9.2

Other Terminations.  Unless otherwise determined by the Company in its sole discretion, if the Optionee’s membership on the Board terminates for reasons other than death or Disability, the Option shall immediately terminate and the Optionee shall have no rights whatsoever with respect with the Option.

10.

Administration.

10.1

General.  The Agreement shall be administered by the Company, which shall have the full power and authority to take all actions, and to make all determinations not materially inconsistent with the specific terms and provisions of the Agreement deemed by the Company to be necessary or appropriate to the administration of the Agreement.  The Company may correct any defect or supply any omission or reconcile any inconsistency in the Agreement in the manner and to the extent it shall deem expedient to carry the Agreement into effect as it may determine in its sole discretion.  The decisions by the Company shall be final, conclusive and binding with respect to the interpretation and administration of Agreement.

11.

Limitation of Liability.  No shareholder of the Company, or any officer or employee of the Company acting on behalf of the Company, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Agreement, and all shareholders of the Company and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

12.

Assignment.  Except as expressly provided herein, neither this Agreement nor any of the rights or obligations hereunder may be assigned or delegated by any party hereto without the express written consent of the other party hereto, provided, however, that no consent will be required for the assignment to any successor to all or substantially all of the Company’s assets or business (whether by purchase, merger, consolidation or otherwise).

13.

Notices.  All notices provided for in this Agreement will be in writing signed by the party giving such notice sent by (i) registered or certified mail, return receipt requested, (ii) any prepaid overnight courier delivery service then in general use, (iii) hand or (iv) facsimile transmission or similar means of communication if such transmission of such notice is confirmed immediately by any of the other means set forth above, as follows:

If to the Company:

Medytox Solutions, Inc.

400 S. Australian Avenue

Suite 800

West Palm Beach, Florida 33401

Attn: William G. Forhan

Facsimile: 561-328-9303

If to Optionee:

Christopher E. Diamantis

3891 Windbrook Court

Tallahassee, Florida 32312

Facsimile:

or at such other address as will be indicated to either party in writing.  Notice of change of address will be effective only upon receipt.  A notice provided in the manner required herein will be deemed given: (i) if delivered personally, upon delivery; (ii) if sent by overnight courier, on the first business day after it is sent; (iii) if mailed, three business days after mailing; and (iv) if sent by fax, upon actual receipt of the fax or confirmation thereof (whichever is first).

14.

Waiver.  The Company’s failure to enforce any provision of this Agreement will not constitute a waiver of its right to enforce such provision.  The parties reserve the right to waive by mutual written consent for a specific period and under specific conditions any provision of this Agreement, provided that such waiver shall be limited to the period and conditions specified by mutual written consent and shall in no way constitute a general waiver, or be considered as evidence of any given interpretation of any provision so waived.

15.

Governing Law; Jurisdiction.  This Agreement will be governed and construed in accordance with the laws of the State of Nevada applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each party agrees that any action or proceedings relating to this Agreement seeking injunctive relief or enforcement of an arbitration award may be instituted against such party in any appropriate court in the State of Florida and hereby irrevocably submits to the jurisdiction of the State of Florida and Federal courts of the State of Florida and waives any claim of forum nonconveniens with respect thereto.

16.

Descriptive Headings.  The Section headings contained herein are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

17.

Severability.  If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

18.

Entire Agreement.  The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms.  The parties further agree that this Agreement and any modifications made pursuant hereto and thereto constitute the complete and exclusive written expression of the terms of the agreement between the parties, and supercede all prior or contemporaneous proposals, oral or written, understandings, representations, conditions, warranties, covenants, and all other communications between the parties relating to the subject matter of this Agreement.  This Agreement may not be amended, changed or modified absent a writing signed by both parties.

19.

 Counterparts.  This Agreement may be executed in one or more counterparts, which, together, will constitute one and the same agreement.

20.

Section 409A of the Code.  The Agreement is intended not to provide for deferral of compensation for purposes of Section 409A of the Code.  The provisions of the Agreement shall be interpreted in a manner that promotes such intent expressed in the immediately preceding sentence and the Agreement shall be administered accordingly.  If any provision, term or condition of the Agreement would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid such conflict.

In the event that following the application of the immediately preceding paragraph, the Option is subject to Section 409A of the Code, the provisions of Section 409A of the Code and the regulations issued thereunder are incorporated herein by reference to the extent necessary for the Option to comply therewith.  In such event, the provisions of the Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code and the related regulations, and the Agreement shall be administered accordingly.  If any provision or any term or condition of any Option would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

Notwithstanding any other provisions of the Agreement, the Company does not guarantee to the Optionee that the Option is exempt from or complies with Section 409A of the Code, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any failure to be so exempt or to so comply.

21.

Compliance With Laws.  Notwithstanding anything else contained herein to the contrary, this Agreement, the granting and vesting of the Option and the offer, issuance and delivery of Company Common Stock under this Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Any securities delivered in respect of this Agreement will be subject to such restrictions, and the person acquiring such securities will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MEDYTOX SOLUTIONS, INC.
/s/ William G. Forhan Name: William G. Forhan Title: Chief Executive Officer

OPTIONEE
/s/ Christopher E. Diamantis Christopher E. Diamantis

EXHIBIT A

 TO

MEDYTOX SOLUTIONS INC.

STAND-ALONE OPTION GRANT AGREEMENT

DEFINITIONS

"Board" means the board of directors of the Company.

 “Code” means the Internal Revenue Code of 1986.

“Company Common Stock” means common stock of the Company, $0.0001 par value per share, or, in the event that the outstanding Company Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities of the Company.

“Disability” means a mental or physical impairment which results in the Optionee being unable to perform the essential functions of his Board position for any consecutive or non-consecutive ninety (90) day period over any 1-year period during the Optionee's tenure as a Board member. Any dispute regarding the existence, the extent, or the continuance of a Disability shall be resolved by the determination of a duly-licensed and practicing physician selected by the mutual agreement of the Optionee and the Company. In the event the parties cannot agree on a physician, the Company may select a physician to evaluate the Optionee. The cost of any such medical examination shall be borne equally by the parties.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Option” means an option to purchase Company Common Stock granted pursuant to the Agreement, including Option Class A, Option Class B, Option Class C and Option Class D.

“Person” shall mean any person, corporation, partnership, joint venture, limited liability company or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than an entity that is part of the Company.

“Sale of the Company” means:

(a)

any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by shareholders of the Company in substantially the same proportions as their ownership of Company Common Stock) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) or more of the value of the Company’s then outstanding securities

(the “Majority Owner”); provided, however, that no Sale of the Company shall occur under this paragraph (a) unless a person who was not a Majority Owner at some time after the Option Date becomes a Majority Owner after the Option Date;

(b)

a merger, consolidation, reorganization, or other business combination of the Company with any other entity, other than a merger or consolidation which would result in the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) by value of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(c)

the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (x) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the securities of the Company by value at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of the Company.

“Sale of the Company Price” means the price for share of Company Common Stock paid in connection with the Sale of the Company.